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                                                                    Exhibit 23.2



The Board of Directors
Philadelphia Suburban Corporation


We consent to incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Philadelphia Suburban Corporation of our report dated January 31, 2000, relating to the consolidated balance sheets and statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income and comprehensive income and cash flow for each of the years in the three-year period ended December 31, 1999, which report is included in the December 31, 1999 Annual Report on Form 10-K of Philadelphia Suburban Corporation which is incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3.

We also consent to the reference to our firm under the heading "Independent Accountants and Counsel" appearing in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3.


/s/ KPMG, LLP


Philadelphia, Pennsylvania
March 2, 2001